Silicon Valley Bank

Fifth Modification Agreement

Borrower:       Exabyte Corporation
Address:         2108 55th Street
                       Boulder, Colorado 80301
Date:              As of October 10, 2003

THIS FIFTH MODIFICATION AGREEMENT (the "Modification Agreement") is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

Whereas the parties entered into the Loan and Security Agreement dated June 18, 2002, which instrument was modified by a certain Amendment and Waiver dated September 26, 2002, by a Modification Agreement dated as of February 14, 2003, by a Third Modification Agreement dated April 17, 2003, by a Fourth Modification Agreement dated July 18, 2003, and an Extension Agreement dated September 30, 2003, which documents are collectively referred to as the "Loan Agreement," and

Whereas the parties wish to further amend the Loan Agreement as herein provided.

Now, therefore, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

2.     Amended and Restated Schedule. Silicon and Borrower hereby modify the Loan Agreement by deleting in its entirety the Amended and Restated Schedule to Loan and Security Agreement dated as of July 18, 2003 and replacing such Schedule with the Second Amended and Restated Schedule to Loan and Security Agreement dated as of October 10, 2003, attached hereto (the "Second Amended Schedule"). Effective as of the date of this Modification Agreement, the Second Amended Schedule shall be incorporated in and become a part of the Loan Agreement.

3.     Concentrations of Certain Account Debtors. Notwithstanding the definition of "Eligible Accounts" in Section 8 of the Loan and Security Agreement dated June 18, 2002, Accounts owing from either Tech Data Corporation or Ingram Micro Corporation will not be deemed Eligible Accounts to the extent either account exceeds, individually, 30% of the total Accounts outstanding. In addition, if more than 35% of the Accounts owing from either Tech Data Corporation or Ingram Micro Corporation are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not Eligible Accounts, then all Accounts owing from either Tech Data Corporation or Ingram Micro Corporation will be deemed ineligible for borrowing.

4.     Advances in Excess of Credit Limit. Silicon agrees to advance sums in excess of the Credit Limit provided that the total Loans outstanding at any time under the Loan Agreement shall not exceed the lesser of (i) $2,750,000.00 in excess of the Credit Limit or (ii) the Maximum Credit Limit, which agreement to advance sums in excess of the Credit Limit shall terminate automatically upon the termination of the Overadvance Guaranties executed by Meritage Private Equity Fund, L.P., a Delaware limited partnership ("Meritage"), Tom Ward ("Ward"), Builder Investment Partnership, a Georgia limited partnership ("Builder"), and Crestview Capital Fund II, L.P., a Delaware Limited Partnership ("Crestview"), or any of them (the "Overadvance Guaranties"). Collectively, Meritage, Ward, Builder and Crestview are referred to as the "Guarantors."

5.     Early Termination. The second sentence contained in Section 6.2 of the Loan Agreement dated June 18, 2002, is hereby deleted in its entirety and replaced with the following sentence: "If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to 1% of the Maximum Credit Limit (as defined in the Schedule) if termination occurs on or before October 10, 2004, and .5% of the Maximum Credit Limit if termination occurs after October 10, 2004."

6.     Financial Covenants for 2005. The financial covenants for Borrower's fiscal year 2005 as contained in Section 5 of the Second Amended Schedule, will be established no later than December 1, 2004, and will be based upon Borrower's budget for fiscal year 2005 as approved by Borrower's Board of Directors.

7.     Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, together with the Representations and Warranties of the Borrower dated October 10, 2003 delivered herewith, are true and correct.

8.     Bank's Expenses and Loan Fee. In connection with this Modification Agreement and the documents executed and delivered in connection herewith, Borrower shall pay Silicon's fees and expenses of its outside legal counsel incurred herewith, up to a maximum of $15,000, and the Loan Fee. Silicon's fees and expenses of its outside legal counsel shall be paid immediately upon the closing of this transaction and Borrower hereby authorizes Bank to debit Borrower's account for such payments; the Loan Fee shall be paid in accordance with the Second Amended Schedule.

9.     No Claims or Defenses. As a material inducement to Silicon to enter into this Modification Agreement and to perform the obligations of Silicon hereunder, Borrower acknowledges and represents that Borrower has no defense or right of offset with respect to any of the Obligations and has no claims against Silicon, its officers, directors, employees, subsidiaries, affiliates, agents or representatives, which arises, directly or indirectly, out of any action or omission by any of the foregoing persons with respect to the origination, servicing, administration or enforcement of the Loan Agreement or out of Silicon's performance or failure to perform any duty or obligation thereunder.

10.    General Provisions. This Modification Agreement, the Loan Agreement, and any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower and Guarantors executed and delivered in connection with any of the foregoing, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

11.    Loan Agreement Remains in Full Force and Effect. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower and Guarantors shall continue in full force and effect and the same are hereby ratified and confirmed.

12.    Conditions Precedent to Effectiveness of this Modification Agreement. This Modification Agreement shall become effective on the date that all of the following have occurred: (i) Borrower has executed and delivered to Silicon this Modification Agreement and any other documents requested by Silicon in connection herewith, (ii) each Guarantor has executed and delivered to Silicon a consent and reaffirmation of their respective Overadvance Guaranties and related agreements in the form set forth below; and (iii) each of the Overadvance Guarantors has done all other things reasonably requested by Silicon in connection herewith.

12.    Further Assurances. Promptly upon the request of Silicon, Borrower shall execute and deliver such other instruments, agreements and documents, and undertake such other and additional actions, to fully consummate the transactions contemplated hereunder and under the Loan Agreement. It is the intention of the parties that Silicon have a first priority, perfected security interest in all of Borrower's assets; in that regard, Borrower shall undertake such additional and further actions as requested by Silicon to provide Silicon with such first priority, perfect security interest.

Borrower: EXABYTE CORPORATION By____________________________ President or Vice President By____________________________ Secretary or Ass't Secretary	Silicon: SILICON VALLEY BANK By____________________________ Title__________________________

[Overadvance Guarantor Consent on the following page.]

OVERADVANCE GUARANTOR CONSENT

Each of the undersigned acknowledges that it or his consent to the foregoing Modification Agreement is not required, but the undersigned nevertheless does hereby consent to the foregoing Modification Agreement. The undersigned acknowledge and agree that the term "Agreement" as used in the Overadvance Guaranty executed by each of the undersigned shall mean the Loan and Security Agreement dated June 18, 2002, as amended through the date hereof, including the amendments made by this Fifth Modification Agreement. Nothing herein shall in any way limit any of the terms or provisions of their respective Overadvance Guaranties and related agreements of the undersigned relating to the Loan Agreement as previously amended and the foregoing Modification Agreement, all of which are hereby ratified and affirmed.

Builder Investment Partnership, a Georgia limited partnership By: Allen A. Builder, general partner By: _____________________________ Allen A. Builder	Meritage Private Equity Fund, L.P. By: Meritage Investment Partners, LLC Its General Partner By: _________________________
________________________________ Tom Ward	Crestview Capital Fund II, L.P. By: Kingsport Capital Partners, LLC Its General Partner By: _________________________ Its